Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED Credit Agreement

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of April 17, 2020, by and among INTREPID POTASH, INC., a Delaware corporation (the “Company” and the initial “Borrower”), INTREPID POTASH – MOAB, LLC, a Delaware limited liability company (“Intrepid Moab”), INTREPID POTASH–NEW MEXICO, LLC, a New Mexico limited liability company (“Intrepid New Mexico”), INTREPID POTASH – WENDOVER, LLC, a Colorado limited liability company (“Intrepid Wendover”), 203 E. FLORENCE, LLC, a Delaware limited liability company (“203 E. Florence”), MOAB GAS PIPELINE, LLC, a Colorado limited liability company (“Moab Gas” and together with Intrepid Moab, Intrepid New Mexico, Intrepid Wendover, and 203 E. Florence and each other, each individually, a “Guarantor” and collectively herein, as “Guarantors”), the lenders party hereto (collectively, the “Lenders”, and individually, a “Lender”), and BANK OF MONTREAL, as administrative agent (in such capacity, the “Administrative Agent”).

Preliminary Statements

A.            Company, Guarantors, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of August 1, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; any and all capitalized terms in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement as amended by this Amendment);

B.            The Company has requested that the Credit Agreement be amended as provided herein; and

C.            Administrative Agent and the Lenders signatory hereto, on the terms and conditions stated below, have agreed to the request of the Company in respect of the amendments to the Credit Agreement set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.         Amendments TO CREDIT AGREEMENT.

(a)            Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

"CARES Act" means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations thereunder, as amended from time to time.

“Cares Act Deferred Payments” means all payroll taxes, other Taxes or any other amounts, payment of which is, in each case, deferred in accordance with the CARES Act.

“CARES Forgivable Uses” means uses of proceeds of an SBA PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.

“Excluded PPP Debt” means, as of any date of determination, any SBA PPP Loan (other than interest thereon, to the extent not eligible for forgiveness), including the use of proceeds thereof, that satisfies (or is reasonably anticipated to satisfy) all SBA PPP Debt Forgiveness Conditions applicable thereto as of such date.

“First Amendment Effective Date” means April 17, 2020.

“Paycheck Protection Program” means the Paycheck Protection Program established under the CARES Act.

“Permitted SBA PPP Loan” means any SBA PPP Loan incurred by the Company so long as: (a) such SBA PPP Loan is unsecured, (b) such PPP Debt is guaranteed by the SBA in the manner set forth in Sections 1102 and 1106 of the CARES Act, (c) the Company has delivered to the Administrative Agent a completed copy of the borrower application form submitted to the financial institution from which such SBA PPP Loan is obtained, (d) at the time of incurrence thereof and after giving effect thereto, including the use of proceeds thereof, the aggregate outstanding principal amount of all such Indebtedness does not exceed $10,000,000 and (e) the terms of the loan documents governing such SBA PPP Loan do not result in an Event of Default under the Agreement.

"Small Business Act" means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“SBA” means the U.S. Small Business Administration.

“SBA PPP Account” means account #****** maintained with the Administrative Agent.

“SBA PPP Debt Forgiveness Conditions” means, with respect to any SBA PPP Loan, the conditions under the CARES Act, including Section 1106 thereof, to forgiveness of such SBA PPP Loan.

"SBA PPP Loan" means a loan incurred by the Company under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

(b)            Section 1.01 of the Credit Agreement is further amended by amending and restating the definitions of “Consolidated EBITDA”, “Consolidated Fixed Charges”, “Consolidated Funded Indebtedness” and “Excluded Deposit Account” as follows:

“Consolidated EBITDA” means, for any period, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Consolidated Interest Charges, (ii) expense for income, franchise or similar Taxes paid in cash or accrued, (iii) depreciation expense, (iv) amortization expense, (v) impairment expense, (vi) all non-cash expenses related to stock based compensation, (vii) non-cash expenses (other than related to stock based compensation), (viii) extraordinary expenses, (ix) depletion expense, (x) accretion expense, (xi) costs qualifying as abnormal production costs under GAAP, (xii) any deferred financing costs related to prepayments of the Senior Notes, (xiii) any payments of Make-Whole Amount or Required Prepayment Premium on the Senior Notes, (xiv) any deferred financing costs related to a permanent reduction of commitments to lend under this Agreement, (xv) any restructuring costs, fees and expenses, including without limitation, the closing and related fees paid by the Company in connection with and contemplated by the Senior Notes Agreement, this Agreement and the refinancing of the Existing Credit Agreement (A) in an unlimited amount prior to the Closing Date and (B) in an aggregate amount for this clause (xv) after the Closing Date not to exceed $2,000,000, and (xvi) upon written approval of the Administrative Agent, other addbacks in an amount not to exceed $2,500,000 in any period of four consecutive fiscal quarters minus, to the extent included in Consolidated Net Income, (1) extraordinary income or extraordinary gains, in each case as defined by GAAP, (2) all non-cash income or gains, (3) non-recurring or unusual cash income or gains, (4) income tax credits and refunds (to the extent not netted from tax expense), (5) any cancellation of indebtedness income arising in connection with the forgiveness of the SBA PPP Loan, and (6) any cash payments made during such period in respect of non-cash items described in clause (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred, all calculated for the Company and its Subsidiaries on a Consolidated basis for such period. Any determination of Consolidated EBITDA shall exclude unrealized gains or losses in respect of Rate Management Transactions. For purposes of any determination of Consolidated EBITDA for any period, Consolidated Net Income shall exclude, solely to the extent not otherwise added or subtracted (as the case may be) in determining Consolidated EBITDA for such period, net losses or gains realized in connection with (i) any sale, lease, conveyance or other disposition of any asset (other than in the Ordinary Course of Business) or (ii) repayment, repurchase or redemption of Indebtedness.

“Consolidated Fixed Charges” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, the sum of, without duplication, Consolidated Interest Charges for such period (excluding any interest that is paid in kind in respect of the Senior Notes), plus scheduled principal amortization of long term Consolidated Funded Indebtedness paid or payable during such period (other than in respect of Earn Out Obligations, Synthetic Lease Obligations and any prepayments of principal of the Senior Notes made pursuant to Section 8.1(a) of the Senior Notes Agreement as in effect on the Closing Date); provided that Consolidated Fixed Charges shall not include any amounts in respect of Excluded PPP Debt so long as no applicable Governmental Authority has determined that such SBA PPP Loan is not forgivable or will not be forgiven.

“Consolidated Funded Indebtedness” means, at any time, the aggregate amount of Consolidated Indebtedness, but excluding (without duplication) (i) obligations of the Company or a Subsidiary, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person (other than obligations for borrowed money and obligations which are evidenced by notes, bonds or other similar instruments), (ii) obligations of the Company or a Subsidiary to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, but only if such obligation to purchase cannot be enforced prior to the Maturity Date, (iii) obligations of the Company or a Subsidiary as an account party with respect to commercial Letters of Credit, (iv) Contingent Obligations of the Company or a Subsidiary relating to Indebtedness of a type described in clauses (i) through (iii) of this definition, (v) Net Mark-To-Market Exposure of the Company or a Subsidiary under Rate Management Transactions; provided that, unless otherwise agreed in writing between the Administrative Agent and the Company, Earn Out Obligations which are not subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent will be included as Consolidated Funded Indebtedness (to the extent treated as Indebtedness under this Agreement) and (vi) any Excluded PPP Debt so long as, and to the extent that, no applicable Governmental Authority has determined that such SBA PPP Loan is not forgivable or will not be forgiven.

“Excluded Deposit Account” means (a) Trust Accounts, (b) zero balance disbursement accounts, (c) Excluded Escrow/Cash Collateral Accounts, (d) the SBA PPP Account and (e) other Deposit Accounts maintained in the Ordinary Course of Business containing cash amounts that do not exceed at any time $200,000 for any such account.

(c)            Section 1.01 of the Credit Agreement is further amended by amending the definition of “Indebtedness” by (i) deleting the word “and” at the end of clause (g); replacing the period at the end of clause (h) with “; and”; and (iii) adding a new clause (i) as follows:

“(i)        all CARES Act Deferred Payments of such Person which are due and payable.”

(d)            Article VII of the Credit Agreement is hereby amended by adding a new Section 7.18 in appropriate numerical order as follows:

“7.18 SBA PPP Loan.

(a)            Each Borrower and each other Loan Party that incurred any SBA PPP Loan shall (i) comply in all material respects with all applicable provisions of the Paycheck Protection Program and (ii) use commercially reasonable efforts to conduct their business in a manner that maximizes the amount of the SBA PPP Loan that is forgiven.

(b)            Each Borrower and each other Loan Party that incurred any SBA PPP Loan shall (i) maintain all records required to be submitted in connection with the forgiveness of any SBA PPP Loan, (ii) promptly apply for forgiveness of such SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act in all material respects and (iii) provide Administrative Agent with a copy of its application for forgiveness and supporting documentation reasonably requested by the Administrative Agent in connection with the forgiveness of any SBA PPP Loan.

(c)            Each Borrower and each other Loan Party that incurs any SBA PPP Loan shall maintain the proceeds of the SBA PPP Loan at the SBA PPP Account.

(d)            Notwithstanding that the SBA PPP Account may be maintained at BMO or BMO Harris, BMO in its capacity as Agent and a Lender under the Loan Documents (but not in its capacity as a depositary bank) disclaims any security interest in the PPP Account and agrees in its capacity as Agent and a Lender (but not in its capacity as a depositary bank) that it will not exercise any right of setoff or other secured lender remedies with respect to the SBA PPP Account with respect to the Obligations. The parties hereto acknowledge that nothing contained in the foregoing sentence will limit or restrict any rights which BMO or BMO Harris may possesses in the SBA PPP Account in its capacity as depositary bank so long as such rights are not exercised to satisfy any or all of the Obligations.”

(e)            Section 8.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (r); (ii) replacing the period at the end of clause (s) with “; ”; and (iii) adding a new clauses (t) and (u) as follows:

“(t)        Permitted SBA PPP Loan; and

(u)         Indebtedness constituting CARES Act Deferred Payments.”

(f)            Section 9.01 is hereby amended by in clause (b) therein, replacing the words “7.07, or 7.11” with “7.07, 7.11, or 7.18”.

(g)            Exhibit B to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B attached to this Agreement.

Section 2.         Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a)            The Company, the other Loan Parties, the Required Lenders and the Administrative Agent shall have executed and delivered this Amendment to the Administrative Agent;

(b)            The Administrative Agent shall have received a fully executed amendment to the Senior Notes Agreement in form and substance reasonably satisfactory to the Administrative Agent which permits the loans to the Loan Parties under the Paycheck Protection Program.

(c)            The Company shall have paid all out-of-pocket fees, charges and disbursements of counsel to the Agent on or prior to the First Amendment Effective Date;

(d)            Each of the representations and warranties made by the Loan Parties in or pursuant to Section 3 of this Amendment, in the Credit Agreement and in any other Loan Document (except, in each case, to the extent applicable to an earlier date) shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the First Amendment Effective Date as if made on and as of such date; and

(e)            No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date, and no Default or Event of Default shall occur as a result of the effectiveness of this Amendment.

Section 3.         REPRESENTATIONS AND WARRANTIES. Each Loan Party hereby represents and warrants as follows:

(a)            The execution and delivery of this Amendment by such Loan Party, and the performance by such Loan Party of its obligations under this Amendment and each of the other Loan Documents delivered in connection with this Amendment, to which it is a party, is within such Loan Party's requisite powers, have been duly authorized by all requisite action, including member or partnership action to the extent required, and do not (i) contravene the terms of the Organization Documents of any such Loan Party, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any material Contractual Obligation to which such Loan Party is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, (iii) result in or require the creation or imposition of any Lien upon any assets of any Loan Party other than Permitted Liens or (iv) violate any material Law in any material respect;

(b)            No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required for the due execution and delivery of this Amendment by such Loan Party, and for the performance by such Loan Party of its obligations under this Amendment or any other Loan Document entered into in connection with this Amendment, to which it is a party, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(c)            This Amendment has been, and each other Loan Document to be delivered by any Loan Party in connection with this Amendment will have been, duly executed and delivered by such Loan Party. This Amendment and each of the other Loan Documents delivered in connection with this Amendment are the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms) except as the enforcement hereof may be limited by any applicable Debtor Relief Laws or by general equitable principles; and

(d)            After giving effect to this Amendment, the representations and warranties of such Loan Party set forth in Article VI of the Credit Agreement or in any other Loan Document, are true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect), on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect) as of such earlier date.

Section 4.         reference to and effect on the loan documents.

(a)            On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement or such other Loan Document, as amended by, and after giving effect to, this Amendment.

(b)            On and after the effectiveness of this Amendment, each reference in each of the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

(d)            Each party hereto hereby agrees that this Agreement shall be a “Loan Document.”

SECtion 5.         Miscellaneous.

(a)            Full Force and Effect; Reaffirmation. Except as supplemented, modified and amended by this Amendment, the terms and conditions of the Credit Agreement and other Loan Documents shall remain unmodified and shall continue in full force and effect. Company and each other Loan Party hereby reaffirm all of their obligations under the Credit Agreement and other Loan Documents, as supplemented, modified and amended hereby.

(b)            Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic transmission (which shall include “PDF” or “TIFF” format) shall be as effective as delivery of a manually executed counterpart of this Amendment.

(c)            Release. The Company and the other Loan Parties hereby voluntarily and knowingly forever release, discharge, waive and relinquish any and all claims, demands, causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other Loan Document or the transactions contemplated thereby based on the acts or omissions of the Administrative Agent or any Lender and each of their past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the “Released Parties”) existing on or before the date hereof, that the Company or the Loan Parties ever had, have or may have against the Released Parties, in each case other than as arising in respect of gross negligent or willful misconduct of the Administrative Agent or any Lender.

(c)            Reservation of Rights; No Waiver. The Administrative Agent and Lenders have not waived, is not by this Amendment waiving, and has no intention of waiving, any defaults which may occur after the date hereof, and the Administrative Agent and Lenders have not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default, which may have occurred or are continuing as of the date hereof or which may occur after the date hereof. Except as expressly set forth in this Amendment, the Administrative Agent and Lenders reserve all of their respective rights and remedies under the Loan Documents, at law or in equity, and at such times as the Administrative Agent or Lenders from time to time may elect.

(d)            Costs and Expenses. The Company hereby agrees to pay all costs and expenses of the Administrative Agent incurred in connection with this Amendment and the matters contemplated herein in accordance with the terms of Section 11.04 of the Credit Agreement, including all reasonable attorney’s fees (to the extent required by Section 11.04 of the Credit Agreement).

(e)            Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

(f)            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by its duly authorized officers as of the day and year first above written.

INTREPID POTASH, INC.,
a Delaware corporation, as a Borrower

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President-Finance

INTREPID POTASH – MOAB, LLC,
a Delaware limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President-Finance

INTREPID POTASH–NEW MEXICO, LLC,
a New Mexico limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President-Finance

INTREPID POTASH – WENDOVER, LLC,
a Colorado limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President-Finance

203 E. Florence, LLC,
a Delaware limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President-Finance

Moab Gas Pipeline, LLC,
a Colorado limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President-Finance

BANK OF MONTREAL,
as Administrative Agent, Letter of Credit Issuer, Swing Line Lender and a Lender

By:	/s/ Corey Noland
Name:	Corey Noland
Title:	Director